Exhibit 99.1

        Pediatrix Agrees to Sell Newborn Metabolic Screening Laboratory

     FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Dec. 19, 2007--Pediatrix Medical Group, Inc., (NYSE:PDX) has entered into a definitive agreement to sell its newborn metabolic screening laboratory to PerkinElmer, Inc., (NYSE:PKI). Specific terms of the cash transaction were not disclosed.

     Pediatrix will focus its resources to support the continued expansion of its clinical and administrative competencies within the physician services sector, including anesthesiology. Pediatrix is the nation's leading provider of neonatal, maternal-fetal, pediatric cardiology and pediatric intensivist physician subspecialties, and recently launched an initiative to develop a national group of anesthesiologists with the acquisition of a northern Virginia practice.

     Pediatrix expects to work with PerkinElmer to identify and conduct clinical research into possible applications for tandem mass spectrometry technology in prenatal and neonatal testing and diagnostics to improve patient care.

     Pediatrix will continue to operate its separate, internally developed newborn hearing screen program, a hospital-based service that screens for possible hearing loss, usually prior to a newborn's discharge.

     The closing on the sale of the laboratory to PerkinElmer is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     The transaction is not expected to affect Pediatrix's recently issued earnings per share guidance for 2008.

     About Pediatrix

     Pediatrix Medical Group, Inc. is the nation's leading provider of neonatal, maternal-fetal and pediatric physician subspecialty services and recently expanded to include anesthesiology services. Pediatrix physicians and advanced practitioners are reshaping the delivery of care within the maternal-fetal, neonatal intensive care and pediatric cardiology subspecialties, using evidence-based tools, continuous quality initiatives and clinical research to enhance patient outcomes and provide high-quality, cost-effective care. Founded in 1979, its neonatal physicians provide services at more than 240 neonatal intensive care units, and in many markets they collaborate with affiliated maternal-fetal medicine, pediatric cardiology physician subspecialists and pediatric intensivists to provide a clinical care continuum. Combined, Pediatrix and its affiliated professional corporations employ more than 1,000 physicians in 32 states and Puerto Rico. Pediatrix is also the nation's largest provider of newborn hearing screens and newborn metabolic screening. Additional information is available at www.pediatrix.com.

     Certain statements and information in this press release may be deemed to be "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as "believe", "hope", "may", "anticipate", "should", "intend", "plan", "will", "expect", "estimate", "project", "positioned", "strategy" and similar expressions, and are based on assumptions and assessments made by Pediatrix's management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and Pediatrix undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in Pediatrix's most recent Annual Report on Form 10-K, including the section entitled "Risk Factors". Additional factors include, but are not limited to: the possible discovery of additional facts beyond those reviewed by the Audit Committee; litigation related to the matters investigated by the Pediatrix's Audit Committee or the restatements to Pediatrix's financial statements and other historical disclosures; and any regulatory actions of the SEC or the U.S. Attorney related to such matters.


     CONTACT: Pediatrix Medical Group, Inc., Fort Lauderdale
              Bob Kneeley, Director, Investor Relations
              954-384-0175, x-5300
              bob_kneeley@pediatrix.com